UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 21, 2022

East Stone Acquisition Corporation

(Exact name of registrant as specified in its charter)

British Virgin Islands	001-39233	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

25 Mall Road, Suite 330

Burlington, MA 01803

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (781) 202 9128

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one Ordinary Share, one Right and one Warrant	ESSCU	The Nasdaq Stock Market LLC
Ordinary Shares, no par value	ESSC	The Nasdaq Stock Market LLC
Rights, exchangeable into one-tenth of one Ordinary Share	ESSCR	The Nasdaq Stock Market LLC
Warrants, each exercisable for one-half of one Ordinary Share, each whole Ordinary Share exercisable for $11.50 per share	ESSCW	The Nasdaq Stock Market LLC

Item 1.01 Entry Into A Material Definitive Agreement.

BUSINESS COMBINATION AGREEMENT

This section describes the material provisions of the Business Combination Agreement (as defined below) but does not purport to describe all of the terms thereof. The following summary is qualified in its entirety by reference to the complete text of the Business Combination Agreement, a copy of which is attached hereto as Exhibit 2.1. Unless otherwise defined herein, the capitalized terms used below are defined in the Business Combination Agreement.

General Description of the Business Combination Agreement

On April 15, 2022, East Stone Acquisition Corporation, a British Virgin Islands business company (“East Stone” or the “Purchaser”), entered into a Business Combination Agreement (the “Business Combination Agreement”) with Navy Sail International Limited, a British Virgin Islands company, in the capacity as the representative of East Stone and the shareholders of East Stone immediately prior to Closing from and after the Closing (the “Purchaser Representative”), NWTN Inc., an exempted company incorporated with limited liability in the Cayman Islands (the “Pubco”), Muse Merger Sub I Limited, an exempted company incorporated with limited liability in the Cayman Islands and a wholly-owned subsidiary of the Pubco (the “First Merger Sub”), Muse Merger Sub II Limited, a British Virgin Islands business company and a wholly-owned subsidiary of Pubco (the “Second Merger Sub”), and ICONIQ Holding Limited, an exempted company incorporated with limited liability in the Cayman Islands (the “Company”).

Pursuant to the Business Combination Agreement, subject to the terms and conditions set forth therein, at the closing of the transactions contemplated by the Business Combination Agreement (the “Closing”), (a) the First Merger Sub will merge with and into the Company (the “First Merger”), with the Company surviving the First Merger as a wholly-owned subsidiary of Pubco and the outstanding shares of the Company being converted into the right to receive shares of Pubco; and (b) the Second Merger Sub will merge with and into East Stone (the “Second Merger”, and together with the First Merger, the “Mergers”), with East Stone surviving the Second Merger as a wholly-owned subsidiary of the Pubco and the outstanding securities of East Stone being converted into the right to receive substantially equivalent securities of the Pubco (the Mergers together with the other transactions contemplated by the Business Combination Agreement and other ancillary documents, the “Transactions”).

Consideration

Under the Business Combination Agreement, the Aggregate Merger Consideration Amount to be paid to the shareholders of the Company is $2,500,000,000 and will be paid entirely in shares, comprised of newly issued ordinary shares of the Pubco, with each share valued at the Per Share Price.

As a result of the Mergers, (a) each of the Class A ordinary shares of the Company that are issued and outstanding immediately prior to the First Merger Effective Time will be cancelled and converted into (i) the right to receive 90% of such number of Class A ordinary shares of the Pubco equal to the Exchange Ratio, and (ii) the contingent right to receive 10% of such number of Class A ordinary shares of the Pubco equal to the Exchange Ratio in accordance with the Business Combination Agreement. Each Class B ordinary share of the Company that is issued and outstanding immediately prior to the First Merger Effective Time will be cancelled and converted into the right to receive the number of Class B ordinary shares of the Pubco equal to the Exchange Ratio; (b) each ordinary share of the Purchaser that is issued and outstanding immediately prior to the Effective Time shall be cancelled and converted automatically into the right to receive one Pubco Class B ordinary share. Each of outstanding Purchaser Public Warrant and Purchaser Private Warrant shall be converted into one Pubco Public Warrant and one Pubco Private Warrant, respectively. Each issued and outstanding Purchaser Right shall be automatically converted into one-tenth of one Pubco Class B ordinary share.

For the purposes of the Business Combination Agreement, the following terms shall have the meanings set forth below:

“Exchange Ratio” means means (i) the Company Merger Shares as of the First Merger Effective Time divided by (ii) the total number of Class A and Class B ordinary shares of the Company.

“Company Merger Shares” means a number of Pubco shares equal to the quotient determined by dividing (a) the Aggregate Merger Consideration Amount by (b) the “Per Share Price”.

“Per Share Price” means the lower of (i) $10.26 (as equitably adjusted for stock splits, stock dividends, combinations, recapitalizations and the like after the Closing) or (ii) the Redemption Price.

“Redemption Price” means an amount equal to the price at which each share of Purchaser ordinary share is redeemed or converted pursuant to the Redemption (as equitably adjusted for stock splits, stock dividends, combinations, recapitalizations and the like after the Closing).

Representations and Warranties

The Business Combination Agreement contains a number of representations and warranties made by the parties as of the date of such agreement or other specific dates solely for the benefit of certain of the parties to the Business Combination Agreement, which in certain cases are subject to specified exceptions and materiality, Material Adverse Effect (as defined below), knowledge and other qualifications contained in the Business Combination Agreement or in information provided pursuant to certain disclosure schedules to the Business Combination Agreement. “Material Adverse Effect” as used in the Business Combination Agreement means with respect to any specified person or entity, any fact, event, occurrence, change or effect that has had or would reasonably be expected to have, individually or in the aggregate, a material adverse effect on the business, assets, liabilities, results of operations or condition (financial or otherwise) of such person and its subsidiaries, taken as a whole, or the ability of such person or any of its subsidiaries on a timely basis to consummate the transactions contemplated by the Business Combination Agreement or the Ancillary Documents to which it is a party or bound or to perform its obligations hereunder or thereunder, in each case subject to certain customary exceptions. The representations and warranties made by the parties are customary for transactions similar to the Transactions.

In the Business Combination Agreement, the Company made certain customary representations and warranties to East Stone, including among others, related to the following: (1) corporate matters, including due organization, existence and good standing; (2) authority and binding effect relative to execution and delivery of the Business Combination Agreement and other ancillary documents; (3) capitalization; (4) subsidiaries; (5) governmental approvals; (6) non-contravention; (7) financial statements; (8) absence of certain changes; (9) compliance with laws; (10) Company permits; (11) litigation; (12) material contracts; (13) intellectual property; (14) taxes and returns; (15) real property; (16) personal property; (17) title to and sufficiency of assets; (18) employee matters; (19) benefit plans; (20) environmental matters; (21) transactions with related persons; (22) insurance; (23) top suppliers; (24) certain business practices; (25) Investment Company Act; (26) finders and brokers; (27) information supplied; (28) independent investigation; and (29) exclusivity of representations and warranties.

In the Business Combination Agreement, East Stone made certain customary representations and warranties to the Company and the Pubco, including among others, related to the following: (1) corporate matters, including due organization, existence and good standing; (2) authority and binding effect relative to execution and delivery of the Business Combination Agreement and other ancillary documents; (3) governmental approvals; (4) non-contravention; (5) capitalization; (6) the Securities and Exchange Commission (the “SEC”) filings, East Stone financials, and internal controls; (7) absence of certain changes; (8) compliance with laws; (9) actions, orders and permits; (10) taxes and returns; (11) employees and employee benefit plans; (12) properties; (13) material contracts; (14) transactions with affiliates; (15) Investment Company Act and the JOBS Act; (16) finders and brokers; (17) certain business practices; (18) insurance; (19) information supplied; (20) independent investigation; (21) the trust account; (22) registration and listing; and (23) termination of prior merger agreements.

In the Business Combination Agreement, the Pubco, the First Merger Sub and the Second Merger Sub made customary representations and warranties to East Stone, including among others, related to the following: (1) organization and good standing; (2) authority and binding effect relative to execution and delivery of the Business Combination Agreement and other ancillary documents; (3) governmental approvals; (4) non-contravention; (5) capitalization; (6) activities of the Pubco, the First Merger Sub and the Second Merger Sub; (7) finders and brokers; (8) Investment Company Act; (9) information supplied; (10) independent investigation; and (11) exclusivity of representations and warranties.

None of the representations and warranties of the parties shall survive the Closing except for certain representations and warranties of East Stone concerning its aggregate liabilities and prior merger agreements, which shall survive until the first anniversary of the Closing Date. The Losses incurred as a result of the breach of such surviving warranties will be indemnified through the issuance of certain Pubco Shares at no consideration.

Covenants of the Parties

Each party agreed in the Business Combination Agreement to use its commercially reasonable efforts to effect the Closing. The Business Combination Agreement also contains certain customary covenants by each of the parties during the period between the signing of the Business Combination Agreement and the earlier of the Closing or the termination of the Business Combination Agreement in accordance with its terms, including covenants regarding: (1) the provision of access to their properties, books and personnel; (2) the operation of their respective businesses in the ordinary course of business; (3) provision of financial statements of Target Companies; (4) East Stone’s public filings; (5) “no shop” obligations (which will commence from the initial confidential or public submission of the Registration Statement to the SEC and exceptions; (6) no insider trading; (7) notifications of certain breaches, consent requirements or other matters; (8) efforts to consummate the Closing and obtain third party and regulatory approvals and efforts to cause the Pubco to maintain its status as a “foreign private issuer” under the U.S. Securities Exchange Act of 1934 Rule 3b-4; (9) further assurances; (10) public announcements; (11) confidentiality; (12) indemnification of directors and officers and tail insurance; (13) use of trust proceeds after the Closing; (14) efforts to support a private placement or backstop arrangements, if sought; (15) the loan to be granted by the Company to East Stone if the Extension of East Stone is approved; (16) intended tax treatment of the Mergers; (17) a cash incentive payable to each of the current holders of the Company’s shares (the “Sellers”) after the Closing; (18) additional review by East Stone of information regarding the Target Companies (the “Additional Review”).

The parties also agreed to take all necessary actions to cause the Pubco’s board of directors immediately after the Closing to consist of a board of seven directors comprised of: (i) two persons that are designated by East Stone prior to the Closing as independent directors; and (ii) five persons that are designated by the Company prior to the Closing.

East Stone and the Pubco also agreed to jointly prepare, and the Pubco shall file with the SEC, a registration statement on Form S-4 or F-4 (as amended, the “Registration Statement”) in connection with the registration under the Securities Act of 1933, as amended (the “Securities Act”) of the issuance of securities of Pubco to the holders of the ordinary shares, rights and warrants of the Purchaser and the Company and containing a proxy statement/prospectus for the purpose of soliciting proxies from the shareholders of East Stone for the matters relating to the Transactions to be acted on at the special meeting of the shareholders of East Stone and providing such shareholders an opportunity to participate in the redemption of their public shares of East Stone upon the Closing (the “Redemption”).

Conditions to Closing

The obligations of the parties to consummate the Transactions are subject to various conditions, including the following mutual conditions of the parties unless waived: (i) the approval of the Business Combination Agreement and the Transactions and related matters by the requisite vote of East Stone’s shareholders; (ii) obtaining material regulatory approvals; (iii) no law or order preventing or prohibiting the Transactions; (iv) East Stone having at least $5,000,001 in net tangible assets as of the Closing, after giving effect to the completion of the Redemption and any private investment in public entity (PIPE) financing that has been funded; (v) amendment by the shareholders of the Pubco of the Pubco’s memorandum and articles of association; (vi) the effectiveness of the Registration Statement; (vii) appointment of the post-closing directors of the Pubco; and (viii) Nasdaq listing requirements having been fulfilled.

In addition, unless waived by the Company, the obligations of the Company, the Pubco, the First Merger Sub and the Second Merger Sub to consummate the Transactions are subject to the satisfaction of the following Closing conditions, in addition to customary certificates and other closing deliveries: (i) the representations and warranties of East Stone being true and correct on and as of the Closing (subject to Material Adverse Effect); (ii) East Stone having performed in all material respects its obligations and complied in all material respects with its covenants and agreements under the Business Combination Agreement required to be performed or complied with by it on or prior the date of the Closing; (iii) absence of any Material Adverse Effect with respect to East Stone since the date of the Business Combination Agreement which is continuing and uncured; (iv) receipt by the Company and the Pubco of the Founders Registration Rights Agreement Amendment; (v) each of the Founder Lock-Up Agreements entered into by and among the Pubco, the Purchaser Representative, the Company, East Stone and each holder of the Founder Shares shall be in full force and effect as of the Closing; (vi) each of the Sellers shall have received from Pubco a registration rights agreement covering the merger consideration shares received by the Sellers duly executed by the Pubco; and (vii) East Stone shall have obtained a written waiver issued in writing by JHD (defined below) concerning the general and full waiver of the liabilities of East Stone under the JHD Agreement (defined below) and any ancillary documents to the foregoing.

Unless waived by East Stone, the obligations of East Stone, to consummate the Transactions are subject to the satisfaction of the following Closing conditions, in addition to customary certificates and other closing deliveries: (i) the representations and warranties of the Company, the Pubco, the First Merger Sub, and the Second Merger Sub being true and correct on and as of the Closing (subject to Material Adverse Effect on the Target Companies, taken as a whole); (ii) the Company, the Pubco, the First Merger Sub, and the Second Merger Sub having performed in all material respects the respective obligations and complied in all material respects with their respective covenants and agreements under the Business Combination Agreement required to be performed or complied with on or prior the date of the Closing; (iii) absence of any Material Adverse Effect with respect to the Target Companies (taken as a whole) since the date of the Business Combination Agreement which is continuing and uncured; (iv) the Non-Competition Agreement and each Seller Lock-Up Agreement shall be in full force and effect from the Closing; (v) no factual finding in the Addition Review period would result in a failure of condition (i) in this paragraph to be satisfied, or East Stone has not delivered a notice to the Company within the Addition Review period setting forth such finding, or such failure is cured within 20 days after such notice from East Stone; and (vi) receipt by East Stone of the Founders Registration Rights Agreement Amendment duly executed by the Pubco.

Termination

The Business Combination Agreement may be terminated at any time prior to the Closing by either East Stone or the Company if the Closing does not occur by August 24, 2022 or such other date as may be extended for only one time pursuant to the Business Combination Agreement.

The Business Combination Agreement may also be terminated under certain other customary and limited circumstances at any time prior the Closing, including, among other reasons: (i) by mutual written consent of East Stone and the Company; (ii) by either East Stone or the Company if a governmental authority of competent jurisdiction shall have issued an order or taken any other action permanently restraining, enjoining or otherwise prohibiting the Transactions, and such order or other action has become final and non-appealable; (iii) by the Company for East Stone’s uncured breach of the Business Combination Agreement, such that the related Closing condition would not be met; (iv) by East Stone for the uncured breach of the Business Combination Agreement by the Company, the Pubco, the First Merger Sub, or the Second Merger Sub, such that the related Closing condition would not be met; (v) by either East Stone or the Company if East Stone holds its shareholder meeting to approve the Business Combination Agreement and the Transactions, and such approval is not obtained; (vi) by the Company in accordance with the “no shop” provision; (vii) by East Stone only within 15 days following the delivery of the Final EY Report if such report satisfies the description set forth in the Business Combination Agreement.

If the Business Combination Agreement is terminated, all further obligations of the parties under the Business Combination Agreement (except for certain obligations related to confidentiality, effect of termination, fees and expenses, trust fund waiver, miscellaneous and definitions to the foregoing) will terminate, no party to the Business Combination Agreement will have any further liability to any other party thereto except for liability for fraud or for willful breach of the Business Combination Agreement prior to termination, and the Note (as defined below) and any extension loan provided by the Company to East Stone will become immediately due and payable.

Trust Account Waiver

The Company, the Pubco, the First Merger Sub and the Second Merger Sub have agreed that they and their affiliates will not have any right, title, interest or claim of any kind in or to any monies in East Stone’s trust account held for its public shareholders, and have agreed not to, and waived any right to, make any claim against the trust account (including any distributions therefrom).

Related Agreements and Documents

Lock-Up Agreements

Simultaneously with the execution of the Business Combination Agreement, the Pubco, the Purchaser Representative, the Company and East Stone have entered into lock-up agreements with certain holders of the Founder Shares and with certain Sellers. These lock-up agreements provide for a lock-up period commencing on the Closing Date and ending: (a) with respect to shares held by the controlling shareholder of the Company, (x) 12-month anniversary of the Closing Date with respect to 50% of such shares, (y) 18-month anniversary of the Closing Date with respect to 25% of such shares, (z) 24-month anniversary of the Closing Date with respect to 25% of such shares, and (b) with respect to the shares held by certain Founders and certain other Sellers, (x) 6-month anniversary of the Closing Date with respect to 30% of such shares, and (y) 1-year anniversary of the Closing Date with respect to 70% of such shares.

Shareholder Support Agreement

Simultaneously with the execution of the Business Combination Agreement, East Stone, the Company, and certain shareholders of the Company have entered into a Shareholder Support Agreement (the “Shareholder Support Agreement”), pursuant to which, among other things, the shareholders of the Company have agreed (a) to support the adoption of the Business Combination Agreement and the approval of the Transactions, subject to certain customary conditions, and (b) not to transfer any of their subject shares (or enter into any arrangement with respect thereto), subject to certain customary conditions. The form of Shareholder Support Agreement is attached to this Form 8-K as Exhibit 10.2.

Insider Letter Amendment

Simultaneously with the execution of the Business Combination Agreement, East Stone, the Company, the Purchaser Representative, Double Ventures Holdings Limited (the “Sponsor”), the Pubco, Xiaoma (Sherman) Lu and Chunyi (Charlie) Hao have entered into an amendment (the “Insider Letter Amendment”) to that certain letter agreement, dated February 19, 2020 (the “Insider Letter”), by and among East Stone, the Sponsor and the directors, officers or other initial shareholders of East Stone named therein, pursuant to which the Pubco is added as a Party to the Insider Letter, and the lock-up period set forth in the Insider Letter, as applied to the Primary Initial Shareholders (as defined therein) with respect to their Founder Shares after Closing, was amended to be identical to the lock-up period set forth in the lock up agreement for the Founders. The executed Insider Letter Amendment is attached to this Form 8-K as Exhibit 10.3.

The Business Combination Agreement contains representations, warranties and covenants that the respective parties made to each other as of the date of such agreement or other specific dates. The assertions embodied in those representations, warranties, covenants and agreements were made for purposes of the contract among the respective parties and are subject to important qualifications and limitations agreed to by the parties in connection with negotiating such agreement. The Business Combination Agreement has been filed to provide investors with information regarding its terms, but it is not intended to provide any other factual information about East Stone, the Company or any other party to the Business Combination Agreement. In particular, the representations and warranties, covenants and agreements contained in the Business Combination Agreement, which were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to the Business Combination Agreement, may be subject to limitations agreed upon by the contracting parties (including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Business Combination Agreement instead of establishing these matters as facts) and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors and reports and documents filed with the SEC. Investors should not rely on the representations, warranties, covenants and agreements, or any descriptions thereof, as characterizations of the actual state of facts or condition of any party to the Business Combination Agreement. In addition, the representations, warranties, covenants and agreements and other terms of the Business Combination Agreement may be subject to subsequent waiver or modification. Moreover, information concerning the subject matter of the representations and warranties and other terms may change after the date of the Business Combination Agreement, which subsequent information may or may not be fully reflected in East Stone’s public disclosures.

The form of the lock-up agreements, the form of shareholder support agreement, and the executed Insider Letter Amendment are filed with this Current Report on Form 8-K as Exhibits 10.1, 10.2, and 10.3 respectively, and are incorporated herein by reference, and the foregoing descriptions of the lock-up agreements, the shareholder support agreement, and the Insider Letter Amendment are qualified in their entirety by reference thereto.

PROMISSORY NOTE

In connection with the transactions contemplated by the Business Combination Agreement, the Company issued to East Stone an unsecured promissory note effective upon the execution thereof (the “Note”) of up to an aggregate amount of $1,000,000, which funds will solely be used to pay certain third party service fees and expenses of East Stone in connection with the Business Combination. The first tranche of the Note of $300,000 will be disbursed to East Stone within five calendar days of the execution of the Business Combination Agreement, and the second tranche of $700,000 will be drawn down and paid directly to East Stone’s third-party service providers in connection with the consummation of the Transactions as such expenses are incurred. The Note bears no interest and will be due and payable (subject to the waiver against trust provisions) on the earlier of (i) the one year anniversary of the date of disbursing the first tranche of the Note, (ii) the date of closing of a business combination between East Stone and a third party other than the Company, (iii) the date of closing of the transactions contemplated by the Business Combination Agreement, (iv) the date of the occurrence of an Event of Default, and (v) the date of termination of the Business Combination Agreement. The Note may be repaid, at the Company’s discretion, (i) in cash or (ii) in the East Stone’s ordinary shares, based on a conversion price of $10.26 per share, or, if lower, the then-applicable redemption price of East Stone’s public shares, subject to the terms of the Business Combination Agreement.

The Note was issued pursuant to an exemption from registration contained in Section 4(a)(2) of the Securities Act.

For the purposes of the Note, the following term shall have the meaning set forth below:

“Event of Default” means (i) failure by East Stone to pay the principal amount or any portion thereof when due; (ii) the commencement by East Stone of a voluntary case under any applicable bankruptcy or similar law; or (iii) the entry of a decree or order in respect of East Stone in an involuntary case under any applicable bankruptcy or similar law.

A copy of the Note is filed as Exhibit 10.4 to this Current Report on Form 8-K and is incorporated herein by reference. The disclosures set forth in this Item 1.01 are intended to be summaries only and are qualified in their entirety by reference to the Note.

PIPE TRANSACTION

In connection with the execution of the Business Combination Agreement, on April 21, 2022, East Stone and the Pubco have entered into a subscription agreement (the “PIPE Subscription Agreement”) with an investor (the “PIPE Investor”), pursuant to which, among other things, the Pubco has agreed to issue and sell to the PIPE Investor, and the PIPE Investor has agreed to subscribe for and purchase, certain ordinary shares of the Pubco for a purchaser price at the Per Share Price and at an aggregate purchase price of $200,000,000, in a private placement (the “PIPE”).

The PIPE Subscription Agreement contains customary representations and warranties of each of East Stone, Pubco and the PIPE Investor, and customary conditions to closing, including the consummation of the business combination between East Stone and the Company. The purpose of the PIPE is to raise additional capital for use by the combined company following the Closing.

The securities sold in connection with the PIPE were sold under the exemption from registration provided by Section 4(a)(2) of the Securities Act.

A form of the PIPE Subscription Agreement is filed as Exhibit 10.5 to this Current Report on Form 8-K and is incorporated herein by reference. The disclosures set forth in this Item 1.01 are intended to be summaries only and are qualified in their entirety by reference to the form of the PIPE Subscription Agreement.

Item 1.02 Termination of a Material Definitive Agreement.

As previously disclosed, East Stone has entered into that certain Second Amended and Restated Business Combination Agreement, dated October 7, 2021 (as amended, the “JHD Agreement”) with JHD Holdings (Cayman) Limited, a Cayman Islands company (“JHD”), JHD Technologies Limited (“JHD Pubco”), Yellow River MergerCo Limited (“JHD Merger Sub”), a British Virgin Islands company and a wholly-owned subsidiary of JHD Pubco, the Purchaser Representative, Yellow River (Cayman) Limited, a Cayman Islands company, each of the holders of JHD’s capital shares, and Double Ventures Holdings Limited, a British Virgin Islands business company.

As previously disclosed in the current report on Form 8-K of East Stone on April 18, 2022, East Stone has terminated the JHD Agreement.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure contained in Item 1.01 of this Current Report on Form 8-K is incorporated by reference in this Item 2.03.

Item 3.02 Unregistered Sale of Equity Securities

The disclosure set forth above in Item 1.01 of this Current Report on Form 8-K is incorporated by reference herein.

Item 8.01 Other Events

On April 21, 2022, East Stone issued a press release announcing the execution of the Business Combination Agreement, which corrects an inadvertent error with respect to the Company’s enterprise value and replaces the press release issued by East Stone on April 16, 2022. A copy of the updated press release is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

2.1*	Business Combination Agreement
10.1	Form of Lock-Up Agreement
10.2	Form of Shareholder Support Agreement
10.3	Insider Letter Amendment
10.4	Promissory Note issued by East Stone Acquisition Corporation to ICONIQ Holding Limited
10.5*	Form of PIPE Subscription Agreement
99.1	Press Release, dated April 21, 2022

*	The exhibits and schedules to this Exhibit have been omitted in accordance with Regulation S-K Item 601(b)(2). The Registrant agrees to furnish supplementally a copy of all omitted exhibits and schedules to the SEC upon its request.

ADDITIONAL INFORMATION

The Pubco intends to file with the SEC, a Registration Statement (as may be amended), which will include a preliminary proxy statement of East Stone and a prospectus in connection with the proposed Transactions involving East Stone, the Purchaser Representative, the Pubco, Muse Merger Sub I Limited, Muse Merger Sub II Limited and the Company pursuant to the Business Combination Agreement. The definitive proxy statement and other relevant documents will be mailed to shareholders of East Stone as of a record date to be established for voting on East Stone’s proposed Transactions with the Company. SHAREHOLDERS OF EAST STONE AND OTHER INTERESTED PARTIES ARE URGED TO READ, WHEN AVAILABLE, THE PRELIMINARY PROXY STATEMENT, AND AMENDMENTS THERETO, AND THE DEFINITIVE PROXY STATEMENT IN CONNECTION WITH EAST STONE’S SOLICITATION OF PROXIES FOR THE SPECIAL MEETING OF ITS SHAREHOLDERS TO BE HELD TO APPROVE THE TRANSACTIONS BECAUSE THESE DOCUMENTS WILL CONTAIN IMPORTANT INFORMATION ABOUT EAST STONE, THE COMPANY, PUBCO AND THE TRANSACTIONS. Shareholders will also be able to obtain copies of the Registration Statement and the proxy statement/prospectus, without charge, once available, on the SEC’s website at www.sec.gov or by directing a request to East Stone by contacting its Chief Financial Officer, Chunyi (Charlie) Hao, c/o East Stone Acquisition Corporation, 25 Mall Road, Suite 330, Burlington, MA 01803, at (781) 202-9128 or at hao@estonecapital.com.

DISCLAIMER

This report and the exhibits hereto shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which the offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act.

NO ASSURANCES

There can be no assurance that the proposed Transactions will be completed, nor can there be any assurance, if the Transactions are completed, that the potential benefits of combining the companies will be realized. The description of the Transactions contained herein is only a summary and is qualified in its entirety by reference to the definitive agreements relating to the Transactions, copies of which have been filed by East Stone with the SEC as exhibits to this report.

PARTICIPANTS IN THE SOLICITATION

The Pubco, East Stone and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from the shareholders of East Stone in connection with the Transactions. Information regarding the officers and directors of East Stone is set forth in East Stone’s annual report on Form 10-K, which was filed with the SEC on April 15, 2022. Additional information regarding the interests of such potential participants will also be included in the Registration Statement (and will be included in the definitive proxy statement/prospectus for the Transactions) and other relevant documents filed with the SEC.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

The information in this report includes “forward-looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words such as “estimate,” “plan,” “project,” “forecast,” “intend,” “may,” “will,” “expect,” “continue,” “should,” “would,” “anticipate,” “believe,” “seek,” “target,” “predict,” “potential,” “seem,” “future,” “outlook” or other similar expressions that predict or indicate future events or trends or that are not statements of historical matters, but the absence of these words does not mean that a statement is not forward-looking. These forward-looking statements include, but are not limited to, (1) statements regarding estimates and forecasts of financial and performance metrics and projections of market opportunity and market share; (2) references with respect to the anticipated benefits of the proposed Transactions and the projected future financial performance of East Stone and the Company’s operating companies following the proposed Transactions; (3) changes in the market for the Company’s products and services and expansion plans and opportunities; (4) the Company’s unit economics; (5) the sources and uses of cash of the proposed Transactions; (6) the anticipated capitalization and enterprise value of the combined company following the consummation of the proposed Transactions; (7) the projected technological developments of the Company and its competitors; (8) anticipated short- and long-term customer benefits; (9) current and future potential commercial and customer relationships; (10) the ability to manufacture efficiently at scale; (11) anticipated investments in research and development and the effect of these investments and timing related to commercial product launches; and (12) expectations related to the terms and timing of the proposed Transactions. These statements are based on various assumptions, whether or not identified in this report, and on the current expectations of the Company’s and East Stone’s management and are not predictions of actual performance. These forward-looking statements are provided for illustrative purposes only and are not intended to serve as, and must not be relied on by any investor as, a guarantee, an assurance, a prediction or a definitive statement of fact or probability. Actual events and circumstances are difficult or impossible to predict and will differ from assumptions. Many actual events and circumstances are beyond the control of the Company and East Stone. These forward-looking statements are subject to a number of risks and uncertainties, including the occurrence of any event, change or other circumstances that could give rise to the termination of the Business Combination Agreement; the risk that the Transactions disrupt current plans and operations as a result of the announcement and consummation of the Transactions described herein; the inability to recognize the anticipated benefits of the Transactions; the lack of a third-party fairness opinion in determining whether or not to pursue the proposed Transactions; the ability to obtain or maintain the listing of the Pubco’s securities on The Nasdaq Stock Market, following the Transactions, including having the requisite number of shareholders; costs related to the Transactions; changes in domestic and foreign business, market, financial, political and legal conditions; risks relating to the uncertainty of the projected financial information with respect to the Company; the Company’s ability to successfully and timely develop, manufacture, sell and expand its technology and products, including implement its growth strategy; the Company’s ability to adequately manage any supply chain risks, including the purchase of a sufficient supply of critical components incorporated into its product offerings; risks relating to the Company’s operations and business, including information technology and cybersecurity risks, failure to adequately forecast supply and demand, loss of key customers and deterioration in relationships between the Company and its employees; the Company’s ability to successfully collaborate with business partners; demand for the Company’s current and future offerings; risks that orders that have been placed for the Company’s products are cancelled or modified; risks related to increased competition; risks relating to potential disruption in the transportation and shipping infrastructure, including trade policies and export controls; risks that the Company is unable to secure or protect its intellectual property; risks of product liability or regulatory lawsuits relating to the Company’s products and services; risks that the post-combination company experiences difficulties managing its growth and expanding operations; the uncertain effects of the COVID-19 pandemic and certain geopolitical developments; the inability of the parties to successfully or timely consummate the proposed Transactions, including the risk that any required shareholder or regulatory approvals are not obtained, are delayed or are subject to unanticipated conditions that could adversely affect the combined company or the expected benefits of the proposed Transactions; the outcome of any legal proceedings that may be instituted against the Company, East Stone or Pubco or other following announcement of the proposed Transactions and transactions contemplated thereby; the ability of the Company to execute its business model, including market acceptance of its planned products and services and achieving sufficient production volumes at acceptable quality levels and prices; technological improvements by the Company’s peers and competitors; and those risk factors discussed in documents of Pubco and East Stone filed, or to be filed, with the SEC. If any of these risks materialize or our assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. There may be additional risks that neither East Stone nor the Company presently know or that East Stone and the Company currently believe are immaterial that could also cause actual results to differ from those contained in the forward-looking statements. In addition, forward-looking statements reflect East Stone’s and the Company’s expectations, plans or forecasts of future events and views as of the date of this report. East Stone and the Company anticipate that subsequent events and developments will cause East Stone’s and the Company’s assessments to change. However, while East Stone and the Company may elect to update these forward-looking statements at some point in the future, East Stone and the Company specifically disclaim any obligation to do so. Readers are referred to the most recent reports filed with the SEC by East Stone. Readers are cautioned not to place undue reliance upon any forward-looking statements, which speak only as of the date made, and we undertake no obligation to update or revise the forward-looking statements, whether as a result of new information, future events or otherwise.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

East Stone Acquisition Corporation

Date: April 21, 2022	By:	/s/ Xiaoma (Sherman) Lu
		Name:	Xiaoma (Sherman) Lu
		Title:	Chief Executive Officer